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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934





Date of report (Date of earliest event reported): August 11, 2000

                                J2 Communications
                                -----------------
             (Exact name of registrant as specified in its charter)


   California                  0-15284                       95-4053296
   ----------                  -------                       ----------
   (State of           (Commission File Number)             (IRS Employer
 Incorporation)                                          Identification No.)

       10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024
       -------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (310) 474-5252
                                 --------------
              (Registrant's telephone number, including area code)



          (former name or former address, if changed since last report)




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Item 5.  Other Events.
         ------------

         On August 11, 2000, the Company received a notice from Daniel S. Laikin, a member of the Company's Board of Directors and the holder, individually and through affiliates, of 325,200 shares of the Company's common stock (based upon a Schedule 13D filed by Mr. Laikin and Paul Skojdt on July 12,
2000), requesting that a special meeting of the Company's shareholders be called for September 18, 2000 for the purpose of removing the Company's incumbent directors and electing a new Board of Directors. In the alternative, at such proposed meeting, Mr. Laikin has stated that he may seek to amend the bylaws of the Company to expand the Board of Directors to eleven members and thereafter seek to elect a slate of five new directors. Mr. Laikin is also seeking shareholder approval to change the name of the Company to "National Lampoon, Inc."

         The Company anticipates issuing a formal response to Mr. Laikin after the Board of Directors considers Mr. Laikin's request.


Item 7.  Exhibits.
         --------

99.      Text of Press Release, dated August 15, 2000.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 15, 2000

                                         J2 Communications



                                         By: /s/Christopher M. Trunkey
                                             -------------------------
                                             Christopher M. Trunkey
                                             Chief Financial Officer